EXHIBIT 23



Consent of Accountants


The Board of Directors and Shareholders
Mentor Graphics Corporation:



We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774,
33-57147, 33-57149 and 33-57151) and on Form S-3 (Nos. 33-52419 and 33-56759)
of Mentor Graphics Corporation and subsidiaries of our reports dated January 31, 1995, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, cash flows and stockholders' equity and related schedules for each of the years in the three-year period ended December 31, 1994, which reports appear or are incorporated by reference in the December 31, 1994 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries. Our reports refer to a change in the method of accounting for income taxes.




                      					   KPMG PEAT MARWICK LLP



Portland, Oregon
March 30, 1995